/Letterhead/
                             Schvaneveldt & Company
                          Certified Public Accountant
                          275 East South Temple, #300
                                 (801) 521-2392


Darrell T. Schvaneveldt, C.P.A.


                      Consent of Darrell T. Schvaneveldt
                              Independent Auditor




     I consent to the use, of our report dated June 30, 1998, on the financial statements of First Mortgage Corporation, dated February 28, 1998, included herein and to the reference made to me.



/S/ Schvaneveldt & Company
Salt Lake City, Utah
April 22, 1998